Exhibit 99.1

Preformed Line Products Announces Second Quarter And First Half 2021 Financial Results

MAYFIELD VILLAGE, Ohio, July 29, 2021 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its second quarter ended June 30, 2021.

Net sales for the second quarter of 2021 were $133.0 million, an increase of 13.1%, compared to $117.6 million in the second quarter of 2020. Currency translation rates had a favorable impact on 2021 second quarter net sales of $6.2 million, or 5.3%.

The Company posted net income for the second quarter of 2021 of $8.9 million, or $1.80 per diluted share, compared to $10.5 million, or $2.11 per diluted share, in the second quarter of 2020. Net income in the second quarter of 2021 was negatively impacted by the decrease in gross profit due to significant increases in raw material prices and transportation costs as well as losses on foreign currency transactions. The timing of announced price increases impacting future orders provided very little benefit during the second quarter of 2021. Currency translation rates had a favorable effect on net income of $0.3 million for the quarter ended June 30, 2021.

Net sales increased 13.7% to $250.6 million for the first six months of 2021 compared to $220.5 million in the first six months of 2020. Currency translation rates had a favorable impact on net sales of $8.0 million for the six months ended June 30, 2021.

Net income for the six months ended June 30, 2021 was $16.0 million, or $3.25 per diluted share, compared to $14.2 million, or $2.84 per diluted share, for the comparable period in 2020. Net income for the six months ended June 30, 2021 benefited from the increase in margin from the higher sales base and was negatively impacted by the significant increases in raw material prices and transportation costs not yet mitigated by the announced price increase as well as losses on foreign currency transactions. Currency translation rates had a favorable effect on net income of $0.3 million for the six months ended June 30, 2021.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "We continue to be pleased with our net sales growth and earnings generation for the first half of 2021. All regions reported a year over year increase in net sales for the first half of 2021, however, our Asia-Pacific region continues to be negatively impacted by the deferral of infrastructure projects due to COVID-19. PLP USA continues to lead the net sales increase driven by growth in the communications product family. The growth in PLP USA net sales will require additional investment to be made within our PLP USA facilities, both in the form operational capacity as well as increased warehouse space. These investments in our US operations will allow us to further enhance the service we provide to our US customers. While raw material and transportation cost inflation have negatively affected our earnings, the announced price increase will soon begin to mitigate its impact. That said, continued cost inflation in these areas through the second half of the year may off-set these gains and require further price adjustments going forward. Our geographic diversification continues to de-risk our business model during these challenging economic times. While the extent to which COVID-19 will impact our future operations is unknown, we will continue to focus on the safety and well-being of our employees, their families, our customers and our valued suppliers while continuing to provide the high-quality products and services our customers expect."

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications, and broadband network companies.

Preformed's world headquarters are in Cleveland, Ohio, and the Company operates two domestic manufacturing centers located in Rogers, Arkansas, and Albemarle, North Carolina. The Company serves its worldwide market through international operations in Argentina, Australia, Austria, Brazil, Canada, China, Colombia, Czech Republic, France, Great Britain, Indonesia, Malaysia, Mexico, New Zealand, Poland, Russia, South Africa, Spain, Thailand and Vietnam.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2020 Annual Report on Form 10-K filed with the SEC on March 5, 2021 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Thousands of dollars, except share and per share data)	2021	2020

ASSETS
Cash and cash equivalents	$ 33,454	$ 45,175
Accounts receivable, less allowances of $3,605 ($3,464 in 2020)	104,674	92,686
Inventories - net	105,428	97,537
Prepaids	11,897	17,660
Other current assets	3,149	3,256
TOTAL CURRENT ASSETS	258,602	256,314

Property, plant and equipment - net	148,511	125,965
Other intangibles - net	13,655	14,443
Goodwill	29,316	29,508
Deferred income taxes	9,191	10,863
Other assets	24,134	23,994

TOTAL ASSETS	$ 483,409	$ 461,087

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 38,737	$ 31,646
Notes payable to banks	14,661	17,428
Current portion of long-term debt	6,717	5,216
Accrued compensation and amounts withheld from employees	19,950	14,736
Accrued expenses and other liabilities	27,381	34,748
TOTAL CURRENT LIABILITIES	107,446	103,774

Long-term debt, less current portion	42,066	33,333
Other noncurrent liabilities and deferred income taxes	30,254	31,911

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,906,559 and
4,902,233 issued and outstanding, as of June 30, 2021 and December 31, 2020, respectively	13,170	13,028
Common shares issued to rabbi trust, 262,181 and 265,508 shares at
June 30, 2021 and December 31, 2020, respectively	(10,850)	(10,940)
Deferred Compensation Liability	10,850	10,940
Paid-in capital	45,564	43,134
Retained earnings	393,032	379,035
Treasury shares, at cost, 1,678,317 and 1,611,927 shares at
June 30, 2021 and December 31, 2020, respectively	(93,292)	(88,568)
Accumulated other comprehensive loss	(54,842)	(54,551)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	303,632	292,078
Noncontrolling interest	11	(9)
TOTAL SHAREHOLDERS' EQUITY	303,643	292,069
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 483,409	$ 461,087

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(In thousands, except per share data)	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020

Net sales	$ 133,038	$ 117,629	$ 250,591	$ 220,481
Cost of products sold	89,999	78,063	167,360	148,005
GROSS PROFIT	43,039	39,566	83,231	72,476

Costs and expenses
Selling	10,099	8,439	19,701	17,344
General and administrative	13,770	12,432	28,164	25,865
Research and engineering	4,763	4,113	9,374	8,408
Other operating expense - net	1,669	(225)	2,486	1,408
	30,301	24,759	59,725	53,025

OPERATING INCOME	12,738	14,807	23,506	19,451

Other income (expense)
Interest income	26	79	47	190
Interest expense	(457)	(719)	(920)	(1,428)
Other income - net	270	(282)	498	776
	(161)	(922)	(375)	(462)

INCOME BEFORE INCOME TAXES	12,577	13,885	23,131	18,989

Income taxes	3,686	3,397	7,063	4,848

NET INCOME	$ 8,891	$ 10,488	$ 16,068	$ 14,141

Less: Net income attributable to noncontrolling interests	(22)	(7)	(20)	38

NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$ 8,869	$ 10,481	$ 16,048	$ 14,179

EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE
TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$ 1.81	$ 2.11	$ 3.27	$ 2.84
Diluted	$ 1.80	$ 2.11	$ 3.25	$ 2.84

Cash dividends declared per share	$ 0.20	$ 0.20	$ 0.40	$ 0.40

Weighted-average number of shares outstanding - basic	4,912	4,966	4,914	4,987

Weighted-average number of shares outstanding - diluted	4,930	4,973	4,935	4,994

CONTACT: Andrew S. Klaus, Preformed Line Products, (440) 473-9246